UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2018

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

180 Madison Avenue, Suite 1505, New York, New York, 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2018, Naked Brand Group Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Reorganization, dated as of May 25, 2017 and amended on July 26, 2017, February 21, 2018, March 19, 2018 and April 23, 2018 (the “Merger Agreement”), by and among the Company, Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”) and Bendon Investments Ltd., a New Zealand company and the owner of a majority of the outstanding shares of Bendon, which provides, among things, for (i) the consummation by Holdco and Bendon of a reorganization, pursuant to which all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon for ordinary shares of Holdco (“Holdco Ordinary Shares”), and (ii) immediately thereafter, a merger of Merger Sub and Naked, with Naked surviving as a wholly owned subsidiary of Holdco and the Naked stockholders receiving Holdco Ordinary Shares.

As of April 17, 2018, the record date for the Special Meeting, there were 10,342,191 shares of Naked’s common stock, par value $0.01 per share (the “Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 5,613,060 shares of Common Stock, representing approximately 54.27% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

Proposals to be voted upon at the Special Meeting included the following:

(1)	the adoption of the Merger Agreement and the approval of the transactions contemplated thereby (the “Merger Proposal”); and
(2)	the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies, if, based on the tabulated vote, the Company is unable to consummate the transactions contemplated by the Merger Agreement (the “Adjournment Proposal”).

The final voting results for the Merger Proposal are described below.

For	Against	Abstain	Broker Non-Votes
5,544,788	65,247	3,025	N/A

Since there were sufficient votes represented at the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was moot and therefore not submitted for a vote at the Special Meeting.

Item 8.01 Other Events.

On June 11, 2018, the Company issued a press release regarding stockholder approval of the Merger Agreement and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman
Carole Hochman
Chief Executive Officer

Dated: June 11, 2018